Filed pursuant to Rule 424(b)(3)
Registration No. 333-280990

HASHDEX NASDAQ CRYPTO INDEX US ETF

SUPPLEMENT NO. 1 DATED MARCH 20, 2025

TO THE PROSPECTUS DATED FEBRUARY 13, 2025

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Hashdex Nasdaq Crypto Index US ETF (the “Trust”), dated February 13, 2025 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to include the Trust’s Current Report on Form 8-K filed on March 20, 2025.

Current Report on Form 8-K

On March 20, 2025, the Trust filed its Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission. The Report is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2025

Hashdex Nasdaq Crypto Index US ETF

(Exact name of registrant specified in its charter)

Delaware	001-42511	33-2103856
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 200

New York, NY 10036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (866) 403-5272

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Beneficial Interest of Hashdex Nasdaq Crypto Index US ETF	NCIQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.

On March 20, 2025, Hashdex Asset Management Ltd. (the “Sponsor”) announced an adjustment regarding the creation and redemption Order Cutoff Time for Hashdex Nasdaq Crypto Index US ETF (the “Trust”).

For the creation or redemption of Baskets, the Authorized Participant will be required to submit the order by 3:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier (the “Order Cutoff Time”). This supersedes the previous order cutoff time of 2:00 p.m. ET. As disclosed in the Trust’s prospectus dated February 13, 2025, and filed with the SEC on February 14, 2025, the Order Cutoff Time may be modified by the Sponsor in its sole discretion.

All other terms governing the creation and redemption of Baskets remain unchanged.

Investors and market participants are encouraged to review the Trust’s prospectus additional information regarding the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2025

HASHDEX NASDAQ CRYPTO INDEX US ETF

By:	/s/ Bruno Leonardo Kmita de Oliveira Passos
Name:	Bruno Leonardo Kmita de Oliveira Passos
Title:	Director of the Sponsor (Principal Finance Officer and Principal Accounting Officer)

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